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                                OPTION AGREEMENT

        Option Agreement, dated as of August 11, 1994, between Airship International, Ltd., a corporation organized under the laws of the State of New York (the "Company") and Louis J. Pearlman (the "Optionee").

                             --------------------

         NOW, THEREFORE, the parties, intending to be legally bound agree as follows:

         1. Grant of Option. In consideration of the agreement of the Optionee to cancel certain warrants owing from the Company to the Optionee and the guaranty of certain obligations of the Company by the Optionee the Company hereby grants the Optionee an option to purchase 5,000,000 shares of the common stock, par value $.01 per share (the "Common Stock") of the Company (the "Option Shares").

        2. Exercise Price. The exercise price for the purchase of Option Shares under this Option is $.125 per share.

         3. Exercise of Option. The Option may be exercised by Optionee any time prior to its termination in whole or in parts, which cumulatively shall not exceed the whole, by giving the Company written notice of the number of Option Shares to be purchased on each exercise of the Option.

        4. Termination. The Option will terminate at 5:00 P.M., New York time, on August 10, 1999.

        5. Adjustments. In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) subdivide the shares of the Common Stock, (iii) combine the outstanding shares of the Common Stock into a








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 smaller number of shares, (iv) issue any securities by reclassification of shares of the Common Stock, or (v) distribute to all holders of the Common Stock, other securities, evidences of indebtedness or assets (excluding cash dividends or distributions out of retained earnings), then the number of Option Shares purchasable by Optionee upon exercise of the Option immediately prior to such event shall be adjusted so that Optionee shall be entitled to receive the kind and number of Option Shares, other securities, evidences of indebtedness or assets which he would have owned and have been entitled to receive after the happening of any such event had the Option been exercised immediately prior to the happening of such event or any record date with respect thereto, whichever is earlier. Any such adjustment shall be made without changing the aggregate exercise price applicable to the then unexercised portion of the Option Shares.

        6. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, and all contemporaneous oral agreements and understandings, with respect to its subject matter.

        7. Governing Law. This Agreement and the Option shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles applied in the State of New York.


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        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                             AIRSHIP INTERNATIONAL LTD.



                                             By: /s/ Alan Siegel
                                                _____________________
                                                    Alan Siegel



                                                 /s/ LOUIS J. PEARLMAN
                                                _____________________
                                                  Louis J. Pearlman



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                       AMENDMENT NO. 1 TO OPTION AGREEMENT

        WHEREAS, Airship International Ltd. (the "Company") and Louis J. Pearlman ("Optionee") have entered into an Option Agreement dated as of December 11, 1994 (the "Agreement"); and

        WHEREAS, the parties now desire to amend the Agreement;

        NOW WHEREFORE, in consideration of the Optionee's guaranty of certain obligations of the Company existing pursuant to an Aerial Advertising Agreement between the Company and Mastellone Hnos, S.A., the parties hereby amend the Agreement as follows:

         Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

        Paragraph 2 of the Agreement is hereby amended by deleting therefrom the exercise price of $.125 per Option Share referred to therein and replacing it with an exercise price of $.02 per Option Share.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the 15th day of December, 1994.

                                             AIRSHIP INTERNATIONAL LTD.

                                             By: /s Alan Siegel
                                                _____________________
                                                    Alan Siegel




                                                 /s/ LOUIS J. PEARLMAN
                                                ______________________
                                                  Louis J. Pearlman



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